UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2026

FB Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42380	99-1859402
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana		70130
(Address of Principal Executive Offices)		(Zip Code)

(504) 569-8640
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock	FBLA	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of FB Bancorp, Inc. (the “Company”) was held on April 29, 2026. The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following nominees were elected to serve as directors of the Company, each for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
J. Luis Baños, Jr.	6,495,768	3,210,102	3,219,761
Gerard W. Barousse, Jr.	9,251,989	453,881	3,219,761
Mark C. Romig	8,644,495	1,061,375	3,219,761

2.	The appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified by the following vote:

For	Against	Abstentions
12,156,849	524,989	243,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.
DATE: April 30, 2026	By:	/s/ Christopher S. Ferris
Christopher S. Ferris
President and Chief Executive Officer